For period ending September 30, 2003
	Exhibit 77Q1

File number 811-2802


ARTICLES OF AMENDMENT
OF
RESTATEMENT OF ARTICLES OF INCORPORATION
OF
UBS PAINEWEBBER CASHFUND, INC.

	UBS PaineWebber Cashfund, Inc., a Maryland
Corporation, having its principal office in Baltimore, Maryland
(the Corporation), desiring to change its name to UBS
Cashfund Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:
	Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking UBS
PaineWebber Cashfund, Inc. and substituting therefor UBS
Cashfund Inc.

SECOND:
	Article ELEVENTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking the present article in its entirety and substituting therefor the following:
	The Corporation acknowledges that it is
adopting its corporate name through permission of UBS AG, and agrees that UBS AG reserves to itself and any successor to its business the right to grant the non-exclusive right to use the name UBS
Cashfund Inc. or UBS Fund or UBS or any similar name to any other corporation or entity, including but not limited to any investment company of which UBS AG or any subsidiary or affiliate thereof or any successor to the business thereof shall be the investment adviser, administrator or distributor.
THIRD:
	These amendments were approved by the Board of Directors on May 8, 2003, and are to become effective June
9, 2003.

        IN WITNESS WHEREOF, UBS PaineWebber Cashfund,
Inc., has caused these presents to be signed in its name on
its behalf by its Vice President and Secretary and its
corporate seal to be hereunto affixed and attested to by its
Assistant Secretary on this 3rd day of June, 2003.
        UBS PaineWebber Cashfund, Inc.
By:/s/Amy R. Doberman
Amy R. Doberman
Vice President and Secretary

Attest:

/s/Keith A. Weller
Keith A. Weller
Assistant Secretary


        THE UNDERSIGNED, Vice President and Secretary of UBS PaineWebber Cashfund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/Amy R. Doberman
Amy R. Doberman
Vice President and Secretary





CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
UBS PAINEWEBBER CASHFUND, INC.

        The undersigned, being Vice President and Secretary of UBS PaineWebber Cashfund, Inc., hereby certifies that the Directors of the Corporation duly adopted resolutions which amend the Restated By-Laws of the Corporation dated May
13, 1998, as amended (the By-Laws), in the manner provided in such By-Laws, at a meeting held on May 8, 2003, and that the amendment becomes effective June 9, 2003, as follows:

        Corporation Name

         The name of the Corporation is changed from UBS PaineWebber Cashfund, Inc. to UBS Cashfund
Inc. effective June 9, 2003. Therefore, effective as of such date, Section 1.01 of the By-Laws reads as follows:

	Section 1.01.  Name:

	The name of the Corporation is UBS Cashfund
Inc.


Dated:  June 3, 2003
By: 	/s/Amy R. Doberman
Name:  Amy R. Doberman
Title:    Vice President and Secretary


New York, New York (ss)

On this 3rd day of June, 2003, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Corporation and acknowledged that she executed the foregoing instrument as her free act and deed.


        			/s/Evelyn De Simone
        			Notary Public